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                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

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
Fund:    Transamerica Blackrock Global Allocation         Security Description: Corporate Bond

Issuer:  The Goldman Sachs Group, Inc. (2049-Preferred)   Offering Type: US Registered
                                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)
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
                                                                           In
                                                                        Compliance
       REQUIRED INFORMATION         ANSWER      APPLICABLE RESTRICTION  (Yes/No)
     -------------------------  --------------- ----------------------  ----------

1.   Offering Date                4/21/2014     None                       N/A

2.   Trade Date                   4/21/2014     Must be the same as #1     Yes

3.   Unit Price of Offering       100.00 USD    None                       N/A

4.   Price Paid per Unit          100.00 USD    Must not exceed #3         Yes

5.   Years of Issuer's                          Must be at least three
     Operations                      > 3        years *                    Yes

6.   Underwriting Type               Firm       Must be firm               Yes

7.   Underwriting Spread                        Sub-Adviser
                                                determination to be
                                    1.500%      made                       Yes

8.   Total Price paid by the
     Fund                          $327,000     None                       N/A

9.   Total Size of Offering     $1,300,000,000  None                       N/A

10.  Total Price Paid by the
     Fund plus Total Price
     Paid for same securities
     purchased by the same
     Sub-Adviser for other                      #10 divided by #9 must
     investment companies        $225,000,000   not exceed 25% **          Yes

11.  Underwriter(s) from whom
     the Fund purchased                         Must not include
     (attach a list of all         Goldman,     Sub-Adviser affiliates
     syndicate members)          Sachs & Co.    ***                        Yes

12.  If the affiliate was lead
     or co-lead manager, was
     the instruction listed
     below given to the
     broker(s) named in #11?
     ****                            Yes        Must be "Yes" or "N/A"     Yes
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The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                            /s/ Cynthia McCullough
                                            ------------------------------------

                                            Cynthia McCullough
                                            Associate, Portfolio Compliance
                                            BlackRock Investment Management, LLC

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.

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**   If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
***  For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.